Exhibit 10.17

Financial Consulting Engagement Letter Etech International, Inc.

Financial Consulting Agreement Page 1	Etech International, Inc.

2007

Dear Mr. Liu Tong,

We herein confirm our agreement with you as follows:

1. Harbin 1Vlege Union Beauty 1Vlanagement Ltd. and its affiliated companies (all hereinafter collectively referred to as “you” or the “Company”) hereby engage Etech International, Inc. (hereinafter referred to as “we” or the “EII”) as Company’s exclusive financial consultant to accomplish the reverse take-over transaction (the “RTO”) for the Company with a publicly listed U.S. entity (the “Shell”) for a period of fifteen (15) months from 7th day of February, 2007, and which exclusive period may be extended for a further period by mutual written consent of the Company and EII.

2. EII accepts the engagement described in the preceding paragraph and agrees to assist Company with:

a) Identifying and contacting potential Shells;

b) Structuring the RTO and the terms of the RTO with Shell;

c) Negotiating and closing the RTO;

3. The terms and conditions set forth herein shall be and remain in effect for a period of fifteen (15) months, being the exclusive period, from the date that the contract signed (the “Signing Date”) by Company and is terminable by either party, with or without cause, upon sixty (60) days written notice to the other; provided, however, that the provisions of paragraphs 7 through 13 and 15 shall survive for twelve (12) months following the termination hereof, whether by expiration of the term provided for herein, or by action of Company or EII or otherwise.

4. Within ten (10) days following the Signing Date, Company shall deliver to EII the names of all parties with whom or with which Company has had, prior to the dates hereof, contacted concerning an acquisition, divestitures, financing arrangements or other transactions (of any of the types contemplated hereby) involving Company.

5. Within sixty (60) days following the termination (for whatever reason) of the agreement set forth herein, EII will deliver to Company a listing of all Shells (the “Prospect List”) that EII had contacted and signed NDA in regards to the RTO.

6. Company will promptly and at its own expense, furnish to EII all information concerning Company which EII reasonably considers necessary or appropriate in connection with its rendering of the services described herein; Company will, promptly and at its own expense, provide EII with access to its directors, officers, employees, counsel, accountants and other advisors or consultants, as well as access to its facilities, and authorize the foregoing persons to cooperate fully with EII in connection with its rendering of the services described by this engagement letter.

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Financial Consulting Agreement Page 1	Etech International, Inc.

7. Company represents and warrants to EII that all information concerning Company which is furnished by it to EII pursuant to or in connection with the agreement set forth herein (including without limitation information provided pursuant to the preceding paragraph by Company or the persons described therein) shall be true and accurate in all material respects and not contain any untrue or inaccurate statement of a material fact, or omit to state a material fact necessary in order to make such the statements comprising such information, in light of the circumstances under which they are made, not misleading; Company understands and acknowledges that EII will rely upon and utilize the information supplied to it by Company and the persons described in the preceding paragraph, as well as any other publicly available information concerning Company, without any independent verification or investigation of such information.

8. Neither this letter, the terms and conditions set forth herein nor said advices (verbal or written) provided to Company by EII pursuant herein shall be made available to third parties, by public disclosures thereof or otherwise, without the prior written consent of EII, nor may EII be otherwise referred to publicly by Company or any of the persons described in paragraph six (6), above, without its prior written consent.

9. In consideration of the services to be provided by EII under the agreement set forth herein, Company agrees to pay EII as follows:

(a)
Company agrees to retain ESI in connection with due diligence a non-refundable cash fee of USD 20,000 and such retainer fee shall be delivered to EII concurrently with the execution of this agreement (the “Due Diligence Fee”).

(b)
Concurrently with the consummation of the RTO, Company shall issue EII shares of Company equals to two percent (2%) of total number of shares outstanding that represents the final capital structure of Company after the RTO and a fund raise.

(c)
If, at any time within twelve (12) months following the termination or expiration of the agreement set forth herein, Company announces or enters into an agreement or letter of intent with respect to a RTO which involves a party or parties included on the Prospect List described in paragraph 5 above, and such RTO is thereafter consummated, Company shall issue EII shares of Company equals to two percent (2%) of total number of shares outstanding that represents the final capital structure of Company after the RTO and a fund raise.

10. Company agrees to hire and pay for the necessary third parties (such as accounting firms, law firms, etc.) to provide necessary documentations that requested by Shell prior to the consummation of the RTO.

11. During the term of exclusivity, Company agrees not to use any other investment banking firms expect EII to accomplish the RTO. Company also warrants to EII that no other broker, dealer, finder representative or other person or entity has an

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Financial Consulting Agreement Page 1	Etech International, Inc.

interest in any compensation payable to EII in accordance with the terms of the agreement set forth herein.

12.
Upon the consummation of the RTO, EII may, in its sole discretion and from time to time, place notices and/or advertisements in financial and other publications, at its own expense, describing its services to Company in connection with such transaction.

13.
The terms of (i) the agreement set forth herein and (ii) the indemnity agreement referred to in paragraph 9, above, shall insure to the benefit of and be binding upon Company, EII and their respective successors and assigns; nothing expressed or mentioned herein is intended or shall be construed to give any person or corporation, other than Company, EII and their respective successors and assigns and the controlling persons (if any), officers, directors, employees, agents and counsel referred to herein and in such indemnification agreement, any legal or equitable right, remedy or claim under or in respect the agreement set forth herein or such indemnification agreement or any provision hereof or thereof.

14.
All notices or communications relating to the agreement set forth herein shall be in writing. If sent to Company, such notices and communications shall be mailed, delivered or telegraphed and confirmed to Company at the following address:

________________________
________________________
________________________

If sent to EII, such notices and communications shall be mailed, delivered or telegraphed and confirmed to EII at the following address:

Etech International, Inc.
800 E. Colorado Blvd., Suite 100
Pasadena, CA 91101 U.S.A.

EII may change its address for receiving notices by giving written notice to Company; Company may change its address for receiving notices by giving written notice to EII.

15.
This agreement including its Appendixes may NOT be modified, altered or amended except by mutual agreement in writing signed by Company and EII; such agreement shall be governed by and construed under the law of the State of California.

Please confirm that the foregoing correctly sets forth our understanding by signing the enclosed duplicate of this letter where indicated below and returning it to us, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

Etech Securities Inc.

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Financial Consulting Agreement Page 1	Etech International, Inc.

by    _________________________________
N. Jay Liang                                                                Date
Managing Director on behalf of Chairman & CEO, Liang Tian Hong

Harbin Mege Union Beauty Management Ltd.

Accepted

by    /s/  Tong Liu
Tong, Liu                                                                     Date
Chairman & CEO

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